Exhibit 10.44

Shenzhen Branch, Bank of China
Loan Certificate (1)
Date: August 14, 2007

Applicant	Shenzhen BAK Battery Co., Ltd	ID card of the Applicant	73109958-5

Currency	RMB	Amount	30,000,000

Loan term	From August 14, 2007 to August 13, 2007

Usage	Working Capital

Annual rate	6.156%

Signature of Applicant	Stamp of Applicant	Signature of Bank of China	Stamp of Bank of China

/s/ Xiangqian Li

The above loan has been approved to transfer to your account.
Lending Bank: (Stamp)